Exhibit 21.1

CREDENCE SYSTEMS CORPORATION

SUBSIDIARIES OF THE COMPANY

The following are certain wholly-owned or majority-owned direct or indirect subsidiaries of Credence Systems Corporation as of December 31, 2004:

Credence Capital Corporation, a California corporation;

Credence Europa Limited, a private limited company in the United Kingdom;

Credence International Limited, Inc., a Delaware corporation;

Credence Systems Europe GmbH, a German corporation;

Credence Systems KK, a Japanese company;

Credence Systems Korea, a South Korea company;

Credence-SZ Systems GmbH, a German corporation;

Credence France SARL, a French company;

Optonics, Inc., a California corporation;

NPTest Credence Holding Corporation, a Delaware corporation;

NPTest, Inc., a Delaware corporation;

NPTest International Ltd., a British Virgin Islands limited company;

NPTest (Philippines) inc., a Philippines corporation;

NPTest Pte Ltd., a Singapore limited company;

NPTest UK Ltd., a United Kingdom limited company;

NPTest SRL, an Italian company; and

NPTest SAS, a French company.